UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

COMMSCOPE HOLDING COMPANY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! COMMSCOPE HOLDING COMPANY, INC. 2024 Annual Meeting Vote by May 08, 2024 11 :59 PM ET You invested in COMMSCOPE HOLDING COMPANY, INC. and it•s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 09, 2024. Get informed before you vote View the Annual Report, Notice & Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 01, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 09, 2024 1:00PM EDT Smartphone users Vote by Vote by Virtually at: https://web.lumiagm.com/285972254 Point your camera Mail Phone here and vote without Submit with your 800-690-6903 entering a control prepaid envelope number *If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.ProxyVote.com or request a paper copy of the materials, which will contain the appropriate instructions. Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Check this box if you plan to attend the meeting and vote your shares.To ensure entry, you should review the meeting attendance requirements in the proxy statement. ☐

COMMSCOPE HOLDING COMPANY, INC.
2024 Annual Meeting
Vote by May 08, 2024
11:59 PM ET

Voting Items		Board Recommends	Voting Options For	Against	Abstain
2a	Stephen C. Gray	For	☐	☐	☐
2b	L. William Krause	For	☐	☐	☐
2c	Joanne M. Maguire	For	☐	☐	☐
2d	Thomas J. Manning	For	☐	☐	☐
2e	Derrick A. Roman	For	☐	☐	☐
2f	Charles L. Treadway	For	☐	☐	☐
2g	Claudius E. Watts IV, Chairman	For	☐	☐	☐
2h	Timothy T. Yates	For	☐	☐	☐
3	Non-binding, advisory vote to approve the compensation of our named executive officers as described in the proxy statement.	For	☐	☐	☐
4	Approval of additional shares under the Company's 2019 Long-Term Incentive Plan.	For	☐	☐	☐
5	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2024.	For	☐	☐	☐
NOTE: Proposal 1. Election of two directors by holders of Series A Convertible Preferred Stock (Not applicable).					

Signature Date